EXHIBIT 99.1
EXECUTION VERSION

FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED
CREDIT AGREEMENT
FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of October 14, 2016, by and among PDC ENERGY, INC., a Delaware corporation formerly known as Petroleum Development Corporation (the “Borrower”), CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors (the “Guarantors”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”). Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).
WITNESSETH:
WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Third Amended and Restated Credit Agreement dated as of May 21, 2013 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the Borrower and the Guarantors have requested that the Administrative Agent and the Lenders amend the Credit Agreement in certain respects and the Administrative Agent and the Lenders constituting the Required Lenders have agreed to do so on the terms and conditions hereinafter set forth.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Guarantors, the Administrative Agent and the Lenders party hereto hereby agree as follows:

SECTION 1.
Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1    Amendments to Section 1.01.
(a)The following defined terms are hereby amended and restated in their entirety or added in their entirety, in each case to read as follows:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Convertible Notes” means (i) the 3.25% Senior Convertible Notes due 2016 issued by the Borrower pursuant to and in accordance with the terms of the Convertible Notes Indenture, (ii) the New Convertible Notes and (iii) any other senior convertible notes issued by the Borrower pursuant to and in accordance with the terms of an Indenture.
“Fourth Amendment” means that certain Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of October 14, 2016, between the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Fourth Amendment Effective Date” shall have the meaning assigned to such term in the Fourth Amendment.
“Indenture” means (a) the Original Senior Notes Indenture, (b) the Convertible Notes Indenture, (c) the indenture governing the New Senior Notes, as amended, restated, supplemented or otherwise modified

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from time to time to the extent permitted under this Agreement, (d) the indenture governing the New Convertible Notes, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted under this Agreement, and (e) any indenture by and among any Credit Party, as issuer, and a trustee, pursuant to which any Senior Notes are issued, as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under this Agreement.
“New Convertible Notes” means the 1.125% convertible senior notes due 2021 issued by the Borrower on September 14, 2016.
“New Senior Notes” means the 6.125% senior notes due 2024 issued by the Borrower on September 15, 2016.
“Permitted Acquisition” means an acquisition, by merger or otherwise, by the Borrower or any of its Restricted Subsidiaries of assets (including assets constituting a business unit, line of business or division) or Equity Interests, so long as (a) such acquisition and all transactions related thereto shall be consummated in all material respects in accordance with all applicable Governmental Requirements; (b) if such acquisition involves the acquisition of Equity Interests of a Person that upon such acquisition would become a Subsidiary, such acquisition shall result in the issuer of such Equity Interests becoming a Subsidiary and, to the extent required by Section 6.14, a Guarantor; (c) such acquisition shall result in the Administrative Agent, for the benefit of the Secured Parties, being granted a security interest in any Equity Interests or any assets so acquired to the extent required by Section 6.14 or 6.15; (d) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; (e) after giving effect to such acquisition, the Borrower, its Restricted Subsidiaries and any Sponsored Partnerships shall be in compliance with Section 7.03; and (f) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the financial covenants set forth in Section 7.11, as such covenants are recomputed as at the last day of the most recently ended fiscal quarter as if such acquisition had occurred on the first day of such fiscal quarter.
“Permitted Refinancing” means any Indebtedness of any Credit Party, and Indebtedness constituting Guarantees thereof by any Credit Party, incurred or issued in exchange for, or the Net Cash Proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, existing Indebtedness that is permitted under this Agreement, in whole or in part, from time to time; provided that (a) the principal amount of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not exceed the principal amount of the Indebtedness being refinanced (plus the amount of any premiums paid and fees and expenses incurred in connection therewith), (b) such Permitted Refinancing does not provide for any scheduled repayment, mandatory redemption or payment of a sinking fund obligation prior to the maturity date of the Indebtedness being refinanced (except for any offer to redeem such Indebtedness required as a result of asset sales or the occurrence of a “Change of Control” or “Fundamental Change” under and as defined in the applicable Indenture or other agreement governing the terms of such Indebtedness), (c) the covenant, default and remedy provisions of such Permitted Refinancing are not materially more onerous to the Borrower and its Subsidiaries than those imposed by the Indebtedness being refinanced, (d) the mandatory prepayment, repurchase and redemption provisions of such Permitted Refinancing are not materially more onerous to the Borrower and its Subsidiaries than those imposed by the Indebtedness being refinanced, (e) the non-default cash interest rate on the outstanding principal balance of such Permitted Refinancing does not exceed the prevailing market rate then in effect for similarly situated credits at the time such Permitted Refinancing is incurred, (f) if the Indebtedness being refinanced is unsecured, then such Permitted Refinancing is unsecured, (g) if the Indebtedness being refinanced is secured, then such Permitted Refinancing may be secured but only with the same priority as the Indebtedness being refinanced, (h) no Subsidiary of the Borrower is required to Guarantee such Permitted Refinancing unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder, and (i) to the extent such Permitted Refinancing is or is intended to be expressly subordinate to the payment in full of all

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of the Obligations, the subordination provisions contained therein are either (x) at least as favorable to the Secured Parties as the subordination provisions contained in the Indebtedness being refinanced or (y) reasonably satisfactory to the Administrative Agent and the Majority Lenders.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Senior Notes” means (a) the Original Senior Notes, (b) the Convertible Notes, (c) the New Senior Notes, (d) the New Convertible Notes and (e) any other senior, senior subordinated or senior convertible notes issued by the Borrower pursuant to and in accordance with the terms of the Indenture; provided that (i) the terms of such Senior Notes do not provide for any scheduled repayment, mandatory redemption or payment of a sinking fund obligation prior to the date that is six months after the Maturity Date (except for any offer to redeem such Senior Notes required as a result of asset sales or the occurrence of a “Change of Control” or “Fundamental Change” under and as defined in the applicable Indenture), (ii) such Senior Notes are unsecured, (iii) the non-default interest rate on the outstanding principal balance of such Senior Notes does not exceed the prevailing market rate then in effect for similarly situated credits at the time such Senior Notes are issued, (iv) no Subsidiary of the Borrower is required to Guarantee the Indebtedness evidenced by such Senior Notes unless such Subsidiary is (or concurrently with any such Guarantee becomes) a Guarantor hereunder, (v) the covenant, default and remedy provisions of such Senior Notes are not materially more onerous to the Borrower and its Subsidiaries than those imposed by, if such Senior Notes are not convertible into common stock, the New Senior Notes and, if such Senior Notes are convertible into common stock, the New Convertible Notes, (vi) the mandatory prepayment, repurchase and redemption provisions of such Senior Notes are not materially more onerous to the Borrower and its Subsidiaries than those imposed by, if such Senior Notes are not convertible into common stock, the New Senior Notes and, if such Senior Notes are convertible into common stock, the New Convertible Notes and (vii) with respect to any senior subordinated notes, such notes are expressly subordinate to the payment in full of all of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent and the Majority Lenders.
1.2    Amendment to Section 2.11. Section 2.11 of the Credit Agreement is hereby amended by replacing the word “Borrowers” with the word “Borrower” in Subsection 2.11(e) thereof.
1.3    Amendment to Section 3.06. Section 3.06 of the Credit Agreement is hereby amended by inserting the following immediately after the first occurrence of the phrase “Senior Notes” therein: “(other than the New Senior Notes and the New Convertible Notes)”.
1.4    Amendment to Section 4.23. Section 4.23 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Section 4.23 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the

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Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
1.5    Amendment to Section 6.01. Section 6.01 of the Credit Agreement is hereby amended by inserting the following at the end thereof:
“Notwithstanding the foregoing, documents required to be delivered pursuant to Section 6.01 or 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest to occur of the date on which (i) the Borrower posts such documents to EDGAR (or such other free, publicly accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR) or (ii) such documents are posted on the Borrower’s behalf on Intralinks or another similar website to which each Lender and the Administrative Agent have access.”
1.6    Amendment to Section 6.08. Section 6.08 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:
“The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.”
1.7    Amendment to Section 6.09. Section 6.09 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“The proceeds of the Loans will be used for working capital and general business purposes of the Borrower and the Restricted Subsidiaries, and any other purpose not prohibited by this Agreement. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that violates any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support general corporate purposes of the Borrower and the Restricted Subsidiaries. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”
1.8    Amendment to Section 6.18(c). Immediately upon the occurrence of the Third Amendment Effective Date, Section 6.18(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(c) Notwithstanding anything to the contrary herein, including, without limitation, Sections 6.11 and 6.12, (i) prior to January 15, 2017, the Borrower shall grant and perfect Liens in Oil and Gas Interests with Mortgages representing 85% of the Engineered Value of the Direct Interests included in the Borrowing Base Properties before giving effect to the Kimmeridge Acquisition, but shall not be required to grant and perfect Liens in Oil and Gas Interests of Arris or the Target Assets, and (ii) from and after January 15, 2017, the Borrower shall grant and perfect Liens in Oil and Gas Interests with Mortgages representing 85% of the Engineered Value of the Direct Interests included in the Borrowing Base Properties after giving effect to the Kimmeridge Acquisition.

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1.9    Amendments to Section 7.01. Section 7.01 of the Credit Agreement is hereby amended by:
(a) replacing “$15,000,000” with “$50,000,000” in clause (ii) of the proviso of Subsection 7.01(e) thereof and (b) replacing “$15,000,000” with “$50,000,000” in the proviso of Subsection 7.01(i) thereof.
(b) (i) deleting the word “and” and the end of Subsection 7.01(m), (ii) replacing the “.” at the end of Subsection 7.01(n) with “;” and (iii) adding a new Subsection 7.01(o) to read as follows:
(o) Indebtedness of the Borrower or any Restricted Subsidiary assumed in connection with any Permitted Acquisition so long as such Indebtedness is not incurred in contemplation of such Permitted Acquisition, and any Permitted Refinancing thereof; provided that after giving pro forma effect to such Permitted Acquisition and the assumption of such Indebtedness, the amount of Indebtedness assumed pursuant to this Section 7.01(o) does not exceed in the aggregate at any time outstanding, $50,000,000;
(c) adding a new Subsection 7.01(p) to read as follows:
(p) Indebtedness incurred by the Borrower or any Restricted Subsidiary in a Permitted Acquisition, any other Investment permitted hereunder or any Disposition, in each case, constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments (including earn-outs), not to exceed $15,000,000 at any time outstanding; and
(d) adding a new Subsection 7.01(q) to read as follows:
(q) any deposits made in connection with any Investment permitted under clauses (e), (j), (n) or (p) of Section 7.04.
1.10    Amendments to Section 7.02. Section 7.02 of the Credit Agreement is hereby amended by:
(a) deleting the “.” at the end of Subsection 7.02(f) and replacing it with “;”,
(b) adding a new Subsection 7.02(g) to read as follows:
(g) Liens to secure Indebtedness permitted under Sections 7.01(o); provided that the representative of the holders of such Indebtedness becomes party to an intercreditor agreement with the Administrative Agent subordinating such Indebtedness to the Obligations on terms reasonably satisfactory to the Administrative Agent;
(c) adding a new Subsection 7.02(h) to read as follows:
(h) Liens on escrowed proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness purchased with such cash, in either case to the extent such cash prefunds the payment of interest on such Indebtedness and is held in an escrow account or similar arrangement to be applied for such purpose;
(d) adding a new Subsection 7.02(i) to read as follows:
(i) Liens on property or assets of the Borrower or any Restricted Subsidiary securing obligations in an aggregate principal amount outstanding at any time not to exceed $50,000,000; and
(e) adding a new Subsection 7.02(j) to read as follows:

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(j) Liens on any deposits made in connection with any Investment permitted under clauses (e), (j), (n) or (p) of Section 7.04.
1.11    Amendments to Section 7.03. Section 7.03 of the Credit Agreement is hereby amended by (a) replacing the word “and” at the end of Subsection 7.03(a)(viii) with “.”, (b) replacing the “; and” at the end of Subsection 7.03(b) with “.” and (c) replacing the word “the” at the beginning of Subsection 7.03(c) with the word “The”.
1.12    Amendments to Section 7.04. Section 7.04 of the Credit Agreement is hereby amended by (a) replacing “$10,000,000” with “$50,000,000” in clause (1) of the proviso of Subsection 7.04(j) thereof, (b) deleting the word “and” at the end of Subsection 7.04(n), (c) replacing the “.” at the end of Subsection 7.04(o) with “; and” (d) replacing the words “clauses (e), (j) or (n)” in Subsection 7.04(o) with the words “clauses (e), (j), (n) or (p)” and (e) inserting a new Subsection 7.04(p) to read as follows:
(p) Permitted Acquisitions.
1.13    Amendment to Section 7.05. Section 7.05(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a)hedge or mitigate Crude Oil, Natural Gas and Natural Gas Liquids price risks to which the Borrower, any Restricted Subsidiary or any Sponsored Partnership has actual exposure (whether or not treated as a hedge for accounting purposes under GAAP); provided that at the time the Borrower (whether on its own behalf or on behalf of any Sponsored Partnership), any Restricted Subsidiary or any Sponsored Partnership enters into any such Swap Agreement, such Swap Agreement (x) does not have a term greater than sixty (60) months from the date such Swap Agreement is entered into, and (y) when aggregated and netted with all other Swap Agreements then in effect would not cause the aggregate notional volume per month for each of Crude Oil, Natural Gas and Natural Gas Liquids, calculated separately, under all Swap Agreements then in effect (other than Excluded Hedges) to exceed, as of the date such Swap Agreement is executed, (A) for any month during the first three years of the forthcoming five year period, (i)(x) from the Fourth Amendment Effective Date to the second anniversary of the Fourth Amendment Effective Date, one hundred percent (100%) of the “forecasted production from total proved reserves” (as defined below) of the Borrower, the Restricted Subsidiaries and the Sponsored Partnerships, taken as a whole and (y) at any other time eighty-five percent (85%) of the “forecasted production from total proved reserves” of the Borrower, the Restricted Subsidiaries, and the Sponsored Partnerships, taken as a whole or (ii)(x) from the Fourth Amendment Effective Date to the second anniversary of the Fourth Amendment Effective Date, one hundred percent (100%) of the “forecasted production from total proved reserves” of the Borrower and the Restricted Subsidiaries (including the Attributed Interests) and (y) at any other time eighty-five percent (85%) of the “forecasted production from total proved reserves” of the Borrower and the Restricted Subsidiaries (including the Attributed Interests), and (B) for any month during the last two years of the forthcoming five year period, (i) eighty-five percent (85%) of the “forecasted production from proved producing reserves” (as defined below) of the Borrower, the Restricted Subsidiaries, and the Sponsored Partnerships, taken as a whole or (ii) eighty-five percent (85%) of the “forecasted production from proved producing reserves” of the Borrower and the Restricted Subsidiaries (including the Attributed Interests); provided, further, that so long as the Borrower and the Restricted Subsidiaries properly identify and consistently report such hedges on the reports delivered pursuant to Section 6.01(j), the Borrower may utilize Crude Oil hedges as a substitute for hedging Natural Gas Liquids; provided further that if, at the end of any fiscal quarter ending prior to the second anniversary of the Fourth Amendment Effective Date the Borrower determines that the notional amounts of Swap Agreements exceed 100% of the Borrower’s most recent internal projections of such consumption for future periods, then the Borrower shall, within thirty (30) days of such determination (or such longer period agreed to by the Administrative Agent in its sole discretion), terminate, create off-setting positions or otherwise unwind existing Swap Agreements in order to comply with this Section 7.05(a); and

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1.14    Amendments to Section 7.06. Section 7.06 of the Credit Agreement is hereby amended by replacing the “$2,000,000” in clause (d) thereof with “$20,000,000”.
1.15    Amendment to Section 7.12. Section 7.12 of the Credit Agreement is hereby amended by replacing “$5,000,000” with “$15,000,000” in the proviso of Subsection 7.12(ii)(y) thereof.
1.16    Amendment to Section 7.13. Section 7.13 of the Credit Agreement is hereby amended by:
(a) inserting the following immediately after the phrase “Equity Interests of the Borrower” in clause (a) thereof: “(or the payment of cash in lieu of fractional shares upon such conversion)”,
(b) replacing the phrase “permitted pursuant to Section 7.01(h)” in clause (a)(i) thereof with “thereof”,
(c) replacing the phrase “at least the greater of (1) $115,000,000 or (2) an amount equal to or greater than 30% of the Aggregate Commitment” in clause (a)(ii) thereof with “at least an amount equal to or greater than 20% of the Aggregate Commitment”, and
(d) inserting the phrase “pursuant to the Senior Notes Documents” immediately after the phrase “grant any Liens in any assets of the Borrower or any of its Subsidiaries” appearing in clause (b) thereof.
1.17    Amendment to Article IX. Subsection (g) of Article IX is hereby amended by (a) replacing the “and” at the end of clause (ii) thereof with “,” and (b) adding the following after clause (iii) thereof: “, (iv) any Special Mandatory Redemption Event (as defined in the Indenture governing the New Senior Notes) and (v) any Fundamental Change (as defined in the Indenture governing the New Convertible Notes)”.
1.18    Amendments to Section 11.02. Section 11.02 of the Credit Agreement is hereby amended by deleting the word “or” at the end of Subsection 11.02(b)(vii) thereof, (b) inserting the word “or” immediately following the “;” at the end of Subsection 11.02(b)(viii) thereof and (c) inserting a new Subsection 11.02(b)(ix) to read as follows:
“(ix) cause an obligation under any outstanding Swap Agreement owing to a Lender Counterparty that, prior to such agreement, constituted a “Lender Hedging Obligation” to cease to be a “Lender Hedging Obligation” or amend or modify the priority of the Lien securing such obligation or the priority of payment with respect to such obligation in connection with an exercise of remedies under the Loan Documents without the written consent of each affected Lender Counterparty;”
1.19    Amendments to Section 11.04. Section 11.04 of the Credit Agreement is hereby amended by (a) inserting the words “or delayed” immediately following the word “withheld” in Subsection 11.04(b)(i) and (b) inserting the words “absent manifest error” immediately following the words “shall be conclusive” in Subsection 11.04(b)(iv)
SECTION 2.Borrowing Base. On the Fourth Amendment Effective Date, the Borrowing Base shall be equal to $700,000,000, which Borrowing Base shall remain in effect until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under the Credit Agreement, whichever occurs first. This Section 2 constitutes (a) notice of the redetermined Borrowing Base in accordance with Section 3.04 of the Credit Agreement and (b) acknowledgment by the Required Lenders that they have approved the redetermined Borrowing Base consistent with each Lender’s usual and customary oil and gas lending criteria as they currently exist as provided in Section 3.03(c) of the Credit Agreement. For the avoidance of doubt, the redetermination of the Borrowing Base contained in this Section 2 constitutes the Scheduled Redetermination which otherwise would have occurred on or about November 1, 2016 pursuant to Section 3.02 of the Credit Agreement.
SECTION 3.Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment and the redetermined Borrowing Base set forth in Section 2 of this Amendment shall be effective upon the satisfaction or waiver in writing of each of the conditions set forth in this Section 3 (the date on which each such condition has been satisfied or waived in writing is referred to herein as the "Fourth

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Amendment Effective Date").
3.1    Execution and Delivery. Each Credit Party, the Lenders constituting the Required Lenders, and the Administrative Agent shall have executed and delivered this Amendment and each other required document, all in form and substance satisfactory to the Administrative Agent.
3.2    No Default. No Default or Event of Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.
3.3    Representations and Warranties. After giving effect to the amendments contained herein, each representation and warranty of the Credit Parties contained in the Credit Agreement and in each of the other Loan Documents is true and correct in all material respects on the Fourth Amendment Effective Date (except to the extent such representations and warranties relate solely to an earlier date, in which case they are true and correct in all material respects as of such earlier date).
3.4    Officer’s Certificate. The Administrative Agent shall have received (a) a certificate from the principal financial officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that the Borrower and its Restricted Subsidiaries, taken as a whole, after giving effect to the transactions contemplated hereby, are Solvent and (b) a customary closing certificate from a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent.
3.5    Fees. The Administrative Agent shall have received, for its own account and for the account of the Lenders, all fees and other amounts due and payable on or prior to the Fourth Amendment Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
SECTION 4.Representations and Warranties of Credit Parties. To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:
4.1    Corporate Authority; No Conflicts. The execution, delivery and performance by such Credit Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party.
4.2    Enforceability. This Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.
4.3    No Default. As of the date hereof, both before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
SECTION 5.Miscellaneous.
5.1    Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party. Each Credit Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.
5.2    Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
5.3    Legal Expenses. Each Credit Party hereby agrees to pay all reasonable fees and expenses of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

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5.4    Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
5.5    Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
5.6    Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
5.7    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of law .

[Remainder of Page Intentionally Blank. Signature Pages Follow.]

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EXHIBIT 99.1
EXECUTION VERSION

PDC - Fourth Amendment                    13

EXHIBIT 99.1
EXECUTION VERSION

PDC - Fourth Amendment                    14

EXHIBIT 99.1
EXECUTION VERSION

PDC - Fourth Amendment                    15

EXHIBIT 99.1
EXECUTION VERSION

PDC - Fourth Amendment                    16

EXHIBIT 99.1
EXECUTION VERSION

PDC - Fourth Amendment                    17

EXHIBIT 99.1
EXECUTION VERSION

PDC - Fourth Amendment                    18

EXHIBIT 99.1
EXECUTION VERSION

PDC - Fourth Amendment                    19

EXHIBIT 99.1
EXECUTION VERSION

PDC - Fourth Amendment                    20

EXHIBIT 99.1
EXECUTION VERSION

PDC - Fourth Amendment                    21

EXHIBIT 99.1
EXECUTION VERSION

PDC - Fourth Amendment                    22

EXHIBIT 99.1
EXECUTION VERSION

PDC - Fourth Amendment                    23

EXHIBIT 99.1
EXECUTION VERSION

PDC - Fourth Amendment                    24

EXHIBIT 99.1
EXECUTION VERSION

PDC - Fourth Amendment                    25

EXHIBIT 99.1
EXECUTION VERSION

PDC - Fourth Amendment                    26

EXHIBIT 99.1
EXECUTION VERSION

PDC - Fourth Amendment                    27

EXHIBIT 99.1
EXECUTION VERSION

PDC - Fourth Amendment                    28